Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of KKR Financial Holdings LLC (the “Company”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William J. Janetschek, Chief Executive Officer of the Company, and Michael R. McFerran, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 7, 2014

/s/ WILLIAM J. JANETSCHEK
William J. Janetschek
Chief Executive Officer
(Principal Executive Officer)

/s/ MICHAEL R. MCFERRAN
Michael R. McFerran
Chief Financial Officer
(Principal Financial and Accounting Officer)